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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 April 18, 2005
                Date of Report (Date of earliest event reported)

                          THE HARTCOURT COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


           UTAH                     001-12671                    87-0400541
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


                         3rd Floor, 710 Chang Ping Road
                             Shanghai, China 200040
              (Address of Principal Executive Offices and Zip Code)

                             (011) (86 21) 5213 8810
                         (Registrant's telephone number,
                              including area code)

                                       N/A
          (Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

(b) On April 11, 2005, Richard Hyland resigned from the position of Interim Chief Financial Officer of The Hartcourt Companies, Inc. (the "Company") due to cultural and language barriers working in China as well as his inability to commit the necessary time in Shanghai, the location of Hartcourt headquarters.

(c) The Company's board of directors appointed Carrie Hartwick as Interim Chief Financial Officer, effective April 14, 2005, and the Company will search for a new Chief Financial Officer. Ms. Hartwick joined the Company at the end of 2003 as Chief Financial Officer and President, and became the Chief Executive Officer in June, 2004. Ms. Hartwick resigned her position as Chief Financial Officer on January 5, 2005, when Mr. Hyland assumed the position. She was employed as the Finance Director of Dell China/HK from 2000 to 2003. Prior to 2000, Ms. Hartwick served as the Finance Director of Gillette China and held various positions within Johnson & Johnson, including Finance Controller for Johnson & Johnson Shanghai. Ms. Hartwick holds a Bachelor of Accounting degree from Rutgers University.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE HARTCOURT COMPANIES, INC.


                                      By  /s/ Carrie Hartwick
                                          --------------------------------------
                                          Carrie Hartwick
                                          President, Chief Executive Officer and
                                          Interim Chief Financial Officer


Dated: April 18, 2005